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                                                      EXHIBIT 4.1



                           ORDINARY SHARES

CERTIFICATE NO.    ACCOUNT NO.    TRANSFER NO.   DATE         NUMBER OF SHARES
AB320              0015106A       00009664       26-OCT-1998            **12**

                                                                 OF $2.50 EACH

                             [LOGO]
                         FRONTLINE LTD.

        (Incorporated in Bermuda with limited liability)

This is to Certify that the undermentioned is/are the registered holders(s) of the number of Ordinary Shares of $2.50 each, fully paid in Frontline Ltd. as shown herein, subject to the Memorandum of Association and the Bye-laws of the said Company.

This certificate also evidences certain Rights as set forth in a Rights Agreement between Frontline Ltd. (formerly London & Overseas Freighters Limited) and The Bank of New York dated as of December 6, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is available for inspection by members at the registered office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void. Rights shall not be exercisable for securities in any jurisdiction if (i) the requisite qualification in such jurisdiction shall not have been obtained, (ii) such exercise shall not be permitted under applicable law or (iii) if applicable, a registration statement in respect of such securities shall not have been declared effective.

NAME(S) OF HOLDER(S)         NUMBER OF SHARES
--------------------         ----------------
                             ** TWELVE SHARES





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                             Given under the Common Seal of the
                             said Company


                             /s/ J. Fredriksen
                             --------------------
                             J. Fredriksen
                             Chairman
                             Director



                             /s/ A. K. Blankenship
                             ---------------------
                             A. K. Blankenship
                             Secretary

Note: - No transfer of any of the above-mentioned shares can be registered unless accompanied by this certificate and deposited at the transfer office: Lloyds Bank Registrars, The Causeway, Worthing, West Sussex BN99 6DA, United Kingdom or at the office of the Company. Mercury House, 101 Front Street, Hamilton HM12, Bermuda.

In any correspondence with the transfer office please quote reference No. 395.



























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